Exhibit 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350, the undersigned Chief Executive Officer of Canterbury Park Holding Corporation (the “Company”) hereby certifies that:

(1)	The accompanying quarterly report on Form 10-Q for the period ended March 31, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

CANTERBURY PARK HOLDING CORPORATION

Dated: May 15, 2017	/s/ Randall D. Sampson
Randall D. Sampson,
President, Chief Financial Officer, and Chief Executive Officer